Exhibit 99.1

May 19, 2008
For 7:00 am EDT Release

Contacts:	Shareholders’/Analysts’ Inquiries:	Media Inquiries:
	Robbin Moore-Randolph	Chris Ahearn
	704-758-3579	704-758-2304

LOWE’S REPORTS FIRST QUARTER SALES AND EARNINGS RESULTS

MOORESVILLE, N.C.   – Lowe’s Companies, Inc. (NYSE: LOW), the world’s second-largest home improvement retailer, today reported net earnings of $607 million for the quarter ended May 2, 2008, a 17.9 percent decline versus the same period a year ago.   Diluted earnings per share declined 14.6 percent to $0.41 from $0.48 in the first quarter of 2007.

Sales for the quarter declined 1.3 percent to $12.0 billion, down from $12.2 billion in the first quarter of 2007.  Comparable store sales for the first quarter declined 8.4 percent.

“The challenging sales environment we have been experiencing for the past six quarters continued into the first quarter of 2008, and increasing financial pressures on consumers resulted in top-line sales that fell below our plan,” commented Robert A. Niblock, Lowe’s chairman and CEO.  “The generally poor economic outlook, including well-known housing pressures, rising food and fuel prices and a more negative employment picture eroded consumer confidence and impacted discretionary purchases for the home.

“With our offering of great products and exceptional service, Lowe’s continued to gain market share in the quarter, and diligent expense control helped us achieve respectable earnings in spite of the headwinds facing the industry,” Niblock continued.  “Fiscal 2008 will be a challenging year on many fronts, but we remain focused on what we can control and will continue managing for long-term success and pursuing opportunities as they arise in the current environment.”

During the quarter, Lowe’s opened 20 new stores.  As of May 2, 2008, Lowe’s operated 1,554 stores in the United States and Canada representing 176.4 million square feet of retail selling space, an 11.1 percent increase over last year.

A conference call to discuss first quarter 2008 operating results is scheduled for today (Monday, May 19) at 9:00 am EDT.  Please dial 888-817-4020 (international callers dial 706-679-8762) to participate.  A webcast of the call will take place simultaneously and can be accessed by visiting Lowe’s website at www.Lowes.com/investor and clicking on Lowe’s First Quarter 2008 Earnings Conference Call Webcast.  A replay of the call will be archived on Lowes.com until August 17, 2008.

Lowe’s Business Outlook

Second Quarter 2008 (comparisons to second quarter 2007)
•	The company expects to open approximately 23 new stores reflecting square footage growth of approximately 11 percent
•	Total sales are expected to increase approximately 1 percent
•	The company expects comparable store sales to decline 6 to 8 percent
•	Earnings before interest and taxes (EBIT) margin is expected to decline approximately 190 basis points driven by payroll, fixed costs, depreciation and gross margin
•	Store opening costs are expected to be approximately $22 million
•	Diluted earnings per share of $0.54 to $0.59 are expected
•	Lowe’s second quarter ends on August 1, 2008 with operating results to be publicly released on Monday, August 18, 2008

Fiscal Year 2008 (comparisons to fiscal year 2007)
•	The company expects to open approximately 120 stores in 2008 reflecting total square footage growth of 7 to 8 percent
•	Total sales are expected to increase approximately 1 percent
•	The company expects comparable store sales to decline 6 to 7 percent
•	Earnings before interest and taxes (EBIT) margin is expected to decline approximately 180 basis points
•	Store opening costs are expected to be approximately $106 million
•	Diluted earnings per share of $1.45 to $1.55 are expected for the fiscal year ending January 30, 2009

Disclosure Regarding Forward-Looking Statements

This news release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”).  Statements of the company’s expectations for sales growth, comparable store sales, earnings and performance, capital expenditures, store openings, the housing market, the home improvement industry, demand for services, and any statement of an assumption underlying any of the foregoing, constitute “forward-looking statements” under the Act.  Although the company believes that the expectations, opinions, projections, and comments reflected in its forward-looking statements are reasonable, it can give no assurance that such statements will prove to be correct. A wide-variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results expressed or implied by our forward-looking statements including, but not limited to, changes in general economic conditions, such as interest rate and currency fluctuations, higher fuel and other energy costs, slower growth in personal income, declining housing turnover, the availability of mortgage financing, inflation or deflation of commodity prices and other factors which can negatively affect our customers, as well as our ability to:  (i) respond to adverse trends in the housing industry and the level of repairs, remodeling, and additions to existing homes, as well as general reduction in commercial building activity; (ii) secure, develop, and otherwise implement new technologies and processes designed to enhance our efficiency and competitiveness; (iii) attract, train, and retain highly-qualified associates; (iv) locate, secure, and successfully develop new sites for store development particularly in major metropolitan markets; (v) respond to fluctuations in the prices and availability of services, supplies, and products; (vi) respond to the growth and impact of competition; (vii) address legal and regulatory developments; and (viii) respond to unanticipated weather conditions that could adversely affect sales.  For more information about these and other risks and uncertainties that we are exposed to, you should read the “Risk Factors” included in our Annual Report on Form 10-K to the United States Securities and Exchange Commission and the description of material changes, if any, in those “Risk Factors”  included in our Quarterly Reports on Form 10-Q.

The forward-looking statements contained in this news release speak only as of the date of this release and the company does not assume any obligation to update any such statements.

With fiscal year 2007 sales of $48.3 billion, Lowe’s Companies, Inc. is a FORTUNE® 50 company that serves approximately 14 million customers a week at more than 1,550 home improvement stores in the United States and Canada. Founded in 1946 and based in Mooresville, N.C., Lowe’s is the second-largest home improvement retailer in the world. For more information, visit Lowes.com.

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Lowe's Companies, Inc.
Consolidated Statements of Current and Retained Earnings (Unaudited)
In Millions, Except Per Share Data

	Three Months Ended
	May 2, 2008		May 4, 2007
Current Earnings	Amount	Percent	Amount	Percent

Net sales	$12,009	100.00	$12,172	100.00

Cost of sales	7,843	65.31	7,913	65.01

Gross margin	4,166	34.69	4,259	34.99

Expenses:

Selling, general and administrative	2,725	22.69	2,685	22.06

Store opening costs	18	0.15	12	0.10

Depreciation	375	3.12	323	2.65

Interest - net	76	0.63	47	0.39

Total expenses	3,194	26.59	3,067	25.20

Pre-tax earnings	972	8.10	1,192	9.79

Income tax provision	365	3.04	453	3.72

Net earnings	$607	5.06	$739	6.07

Weighted average shares outstanding - basic	1,454		1,510

Basic earnings per share	$0.42		$0.49

Weighted average shares outstanding - diluted	1,480		1,540

Diluted earnings per share	$0.41		$0.48

Cash dividends per share	$0.08		$0.05

Retained Earnings

Balance at beginning of period	$15,345		$14,860
Cumulative effect adjustment [1]	-		(8)
Net earnings	607		739
Cash dividends	(117)		(75)
Share repurchases	-		(548)
Balance at end of period	$15,835		$14,968

[1] The Company adopted FIN 48, Accounting for Uncertainty in Income Taxes, effective February 3, 2007.

Lowe's Companies, Inc.
Consolidated Balance Sheets
In Millions, Except Par Value Data

		(Unaudited)	(Unaudited)
		May 2, 2008	May 4, 2007	February 1, 2008
Assets

Current assets:
Cash and cash equivalents		$913	$629	$281
Short-term investments		252	571	249
Merchandise inventory - net		8,438	8,501	7,611
Deferred income taxes - net		259	201	247
Other current assets		253	155	298

Total current assets		10,115	10,057	8,686

Property, less accumulated depreciation		21,641	19,187	21,361
Long-term investments		580	406	509
Other assets		318	319	313

Total assets		$32,654	$29,969	$30,869

Liabilities and shareholders' equity

Current liabilities:
Short-term borrowings		$147	$-	$1,064
Current maturities of long-term debt		34	92	40
Accounts payable		5,345	5,211	3,713
Accrued compensation and employee benefits		481	451	467
Self-insurance liabilities		685	661	671
Deferred revenue		893	851	717
Other current liabilities		1,388	1,355	1,079

Total current liabilities		8,973	8,621	7,751

Long-term debt, excluding current maturities		5,576	4,306	5,576
Deferred income taxes - net		699	657	670
Other liabilities		787	659	774

Total liabilities		16,035	14,243	14,771

Shareholders' equity:
Preferred stock - $5 par value, none issued		-	-	-
Common stock - $.50 par value;
Shares issued and outstanding
May 2, 2008	1,462
May 4, 2007	1,506
February 1, 2008	1,458	731	753	729
Capital in excess of par value		48	-	16
Retained earnings		15,835	14,968	15,345
Accumulated other comprehensive income		5	5	8

Total shareholders' equity		16,619	15,726	16,098

Total liabilities and shareholders' equity		$32,654	$29,969	$30,869

Lowe's Companies, Inc.
Consolidated Statements of Cash Flows (Unaudited)
In Millions

	Three Months Ended
	May 2, 2008	May 4, 2007
Cash flows from operating activities:
Net earnings	$607	$739
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	404	345
Deferred income taxes	17	40
Loss on disposition/writedown of fixed and other assets	21	4
Share-based payment expense	28	22
Changes in operating assets and liabilities:
Merchandise inventory - net	(828)	(1,357)
Other operating assets	42	63
Accounts payable	1,633	1,687
Other operating liabilities	614	596
Net cash provided by operating activities	2,538	2,139

Cash flows from investing activities:
Purchases of short-term investments	(63)	(257)
Proceeds from sale/maturity of short-term investments	86	117
Purchases of long-term investments	(326)	(244)
Proceeds from sale/maturity of long-term investments	224	5
Increase in other long-term assets	-	(13)
Fixed assets acquired	(805)	(707)
Proceeds from the sale of fixed and other long-term assets	4	14
Net cash used in investing activities	(880)	(1,085)

Cash flows from financing activities:
Net decrease in short-term borrowings	(915)	(23)
Proceeds from issuance of long-term debt	8	3
Repayment of long-term debt	(13)	(16)
Proceeds from issuance of common stock from stock options exercised	10	21
Cash dividend payments	(117)	(75)
Repurchase of common stock	-	(700)
Excess tax benefits of share-based payments	1	1
Net cash used in financing activities	(1,026)	(789)

Net increase in cash and cash equivalents	632	265
Cash and cash equivalents, beginning of period	281	364
Cash and cash equivalents, end of period	$913	$629